Exhibit 21.1

Subsidiaries of ICG Group, Inc.

Name	Jurisdiction of Incorporation

Internet Capital Group Operations, Inc.	Delaware
ICG Holdings, Inc.	Delaware
ICG Relay Holdings, Inc.	Delaware
2008 Internet Capital LP	Delaware
2009 Internet Capital LP	Delaware
Acquirgy, Inc.	Delaware
Anthem Ventures Annex Fund, L.P.	Delaware
Anthem Ventures Fund, L.P.	Delaware
Anthem Venture Investors, LLC	Delaware
CIML, LLC	Delaware
Channel Intelligence, Inc.	Delaware
CICE, Inc.	Delaware
Channel Intelligence, Ltd.	United Kingdom
Brand Direct Corporation	Delaware
Channel Intelligence China Corporation	Delaware
MyList Corporation	Delaware
Freeborders, Inc.	Delaware
GovDelivery Holdings, Inc.	Delaware
GovDelivery, Inc.	Minnesota
GovLoop, Inc.	Minnesota
C Three Holdings Limited Liability Company (d/b/a gov-interact)	New Jersey
InstaMed Holdings, Inc.	Delaware
Investor Force Holdings, Inc.	Delaware
Investor Force, Inc.	Delaware
Investor Force Securities, Inc.	Delaware
MSDSonline Holdings, Inc.	Delaware
MSDSonline Inc.	Delaware
Parchment Inc.	Delaware
Procurian Inc. (f/k/a ICG Commerce Holdings, Inc.)	Delaware
Procurian USA Inc.	Pennsylvania
Procurian Argentina SRL	Argentina
Procurian Australia Pty Limited	Australia
Procurian Brasil Serviços de Contratação de Suprimentos Ltda.	Brazil
Procurian Canada Inc.	Ontario, Canada
Procurian Czech Republic s.r.o.	Czech Republic
Procurian Germany GmbH	Germany
ICG Commerce India Private Limited	India
ICG Commerce Investments, LLC	Delaware
Procurian International I LLC	Delaware
Procurian International II LLC	Delaware
PROCURIAN IP HOLDINGS, LLC	Delaware
Procurian Japan G.K.	Japan
ICG Commerce (Shenzhen) Co., Ltd.	China
Procurian UK Limited	United Kingdom
Procurian Singapore Pte. Ltd.	Singapore
Procurian Spain, S.L.	Spain
Procurian Switzerland GmbH	Switzerland
Media IQ, LLC	New York
Utilities Analyses, Incorporated	Georgia
SeaPass Solutions Inc.	Delaware
BOLT Finance LLC	Connecticut
Business Owners Liability Team LLC	Delaware
Insequor Israel Ltd.	Israel
WhiteFence, Inc.	Delaware

Unless otherwise provided, each of the subsidiaries named above does business under the same name.